Exhibit 10.6(a)

Employee Form

ADVANTAGE SOLUTIONS INC.

2020 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Advantage Solutions Inc., a Delaware corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”) an option to purchase the number of Shares set forth below (the “Option”). The Option is subject to the terms and conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), the Stock Option Agreement attached hereto as Exhibit A, together with any Annexes thereto (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in the Grant Notice and the Agreement.

Participant:

Grant Date:

Number of Shares subject to Option:

Exercise Price Per Share:

Type of Shares Issuable:	Class A Common Stock

Expiration Date:	Ten years from the Grant Date, unless otherwise terminated, expired or cancelled prior thereto in accordance with the terms of the Plan and the Agreement

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

Vesting Dates:	Subject to the terms of the Plan and the Agreement, [ ] (each such date, a “Vesting Date”)

By Participant’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has carefully reviewed the Plan, the Agreement and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Plan, the Agreement and the Grant Notice. Participant understands and acknowledges that Participant is responsible for all taxes due with respect to the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator arising under the Plan, the Agreement and the Grant Notice.

ADVANTAGE SOLUTIONS INC.	PARTICIPANT

Print Name:	Print Name:
Title:	Date:
Date:

Employee Form

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant an Option to purchase the number of Shares set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cause” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Cause” shall mean (i) Participant performing Participant’s duties, in the good faith opinion of the Company, in a grossly negligent or reckless manner or with willful malfeasance, (ii) Participant exhibiting habitual drunkenness or engaging in substance abuse on Company property or at a function where Participant is working on behalf of a Company Group Member, (iii) Participant committing any material violation of any state or federal law relating to the workplace environment (including, without limitation, laws relating to sexual harassment or age, sex or other prohibited discrimination) or any material violation of any Company Group policy, (iv) Participant willfully failing or refusing to perform in the usual manner at the usual time those duties which Participant regularly and routinely performs in connection with the business of the Company Group or such other duties reasonably related to the capacity in which Participant is employed which may be assigned to Participant by the Company or otherwise reasonably expected or understood to be within the scope of Participant’s position within the Company Group, (v) Participant performing any material action when specifically and reasonably instructed not to do so by the Chairman or the Board, or, in the case of a non-executive officer, the Chief Executive Officer, (vi) Participant materially breaching this Agreement or any other confidentiality, non-compete or non-solicitation covenant with a Company Group Member, (vii) Participant committing any fraud or using or appropriating for Participant’s personal use or benefit any funds, properties or opportunities of the Company Group not authorized by the Company to be so used or appropriated; or (viii) Participant being convicted of any felony or any other crime related to Participant’s employment or involving moral turpitude.

(b) “CIC Qualifying Termination” shall mean Termination of Service of Participant by the Company without Cause during the twelve (12) month period immediately following a Change in Control.

(c) “Change in Control” shall mean a Change in Control (as defined under the Plan) that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(d) “Company Group” shall mean the Company and its Affiliates.

(e) “Company Group Member” shall mean each member of the Company Group.

(f) “Disability” shall have the meaning ascribed to such term in any relevant employment agreement between Participant and a Company Group Member; provided that, in the absence of such agreement containing such definition, “Disability” shall mean permanent disability or incapacity as determined in accordance with the Company’s disability insurance policy, if such a policy is then in effect, or if no such policy is then in effect, such permanent disability or incapacity shall be determined by the

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Company in its good faith judgment based upon inability to perform the essential functions of Participant’s position, with reasonable accommodation by the Company, for a period in excess of 180 days during any period of 365 calendar days.

Section 1.2 Incorporation of Terms of Plan. The Option and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF OPTION

Section 2.1 Award of Option. In consideration of Participant’s past and continued employment with or service to a Company Group Member and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the number of Shares subject to the Option set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Section 12.2 of the Plan. Unless and until the Option has vested and been exercised, Participant will have no right to the receipt of any Shares subject thereto. Prior to the actual delivery of any Shares, the Option will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2 Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

Section 2.3 Vesting; Exercisability.

(a) Subject to Participant’s continued employment with or service to a Company Group Member through the applicable Vesting Date, and subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the Vesting Dates as set forth in the Grant Notice. No portion of the Option shall be exercisable unless it is vested, and all vested portions of the Option shall be and remain exercisable until the Option expires in accordance with Section 2.4.

(b) In the event Participant incurs a Termination of Service prior to the applicable Vesting Date, except as may be otherwise provided herein or by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all then-unvested portion of the Option granted under this Agreement, and Participant’s rights in any such then-unvested portion of the Option shall lapse and expire.

(c) Notwithstanding the Grant Notice or the provisions of Section 2.3(a) and Section 2.3(b), in the event Participant incurs a Termination of Service due to death or Disability prior to the final Vesting Date (including following a Change in Control if the Option is assumed by the surviving company in such Change in Control), the portion of the Option that is then unvested shall become vested and exercisable in full on the date of such Termination of Service. The date of the Termination of Service shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.3(c) is applicable.

(d) Notwithstanding the Grant Notice or the provisions of Section 2.3(a) and Section 2.3(b), in the event of a Change in Control prior to the final Vesting Date, the portion of the Option that is then unvested shall become vested and exercisable as follows: (i) if the Option is not assumed by the surviving company in such Change in Control, the date of the Change in Control, subject to Participant’s continued service to the Company from the Grant Date until as of the date of the Change in Control, or (ii) if the Option is assumed by the surviving company in such Change in Control, the earlier of (x) the applicable Vesting Date as set forth in the Grant Notice and (y) the date Participant incurs a CIC Qualifying Termination (the date of vesting in accordance with this Section 2.3(d) shall be the “Vesting Date” for the purposes of this Agreement if this Section 2.3(d) is applicable).

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Section 2.4 Expiration of Option. The Option will expire and no longer be exercisable by anyone, and shall be cancelled for no consideration, upon the expiration date set forth in the Grant Notice; provided, however, that the Option shall expire earlier on the first to occur of the following events, except as the Administrator may otherwise approve:

(a) the date that is nine (9) months from the date of Participant’s Termination of Service due to death or Disability;

(b) immediately upon Participant’s Termination of Service for Cause; and

(c) the date that is ninety (90) days from the date of Participant’s Termination of Service for any other reason.

Section 2.5 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option expires, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

Section 2.6 Partial Exercise; Whole Shares. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires; provided, however, that the Option may only be exercised for whole Shares and in no case may a fraction of a Share be purchased.

Section 2.7 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares in a manner satisfactory to the Company, and (e) the receipt of full payment of any applicable withholding tax by the Company Group with respect to which the applicable withholding obligation arises. Further, Participant hereby agrees to sign any and all documents required by any Applicable Law or reasonably required by the Administrator upon the issuance of Shares following exercise of the Option, and Participant agrees that in the event that the Company and its counsel deem it necessary or advisable, in their sole discretion, the issuance of Shares may be conditioned upon representations, warranties and acknowledgements by Participant.

Section 2.8 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold (except to the extent this Option is intended to be an Incentive Stock Option and any such action would disqualify such treatment as an Incentive Stock Option), or to require Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Option. In satisfaction of such tax withholding obligations, Participant has irrevocably elected to sell the portion of the Shares to

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be delivered under the Options necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company Group. In furtherance thereof, Participant hereby:

(i) appoints the Agent as Participant’s agent and authorizes the Agent to sell, on Participant’s behalf, Shares issued upon the vesting of the Options to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

(ii) authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold; and

(iii) acknowledges that it may not be possible to sell Shares as provided. In the event of the Agent’s inability to sell Shares, Participant will continue to be responsible for the timely payment to the Company Group of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the Option to, or to cause any such Shares to be held in book-entry form by, Participant or Participant’s legal representative unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or exercise of the Option or any other taxable event related to the Option.

(c) Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any other Company Group Member takes with respect to any tax withholding obligations that arise in connection with the Option. No Company Group Member makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company Group Members do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

Section 2.9 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.10 Restrictive Covenants. Participant agrees to comply with the restrictive covenants set forth on Annex A, and Participant acknowledges and agrees that the grant of the Option shall be in material part in consideration of Participant’s affirmation of Participant’s agreement to comply with the covenants set forth therein. In the event the Company determines Participant has breached any such restrictive covenants, Participant shall immediately forfeit the Option granted under this Agreement in full, whether or not vested, and Participant’s rights in any such Option shall lapse and expire.

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ARTICLE III.

OTHER PROVISIONS

Section 3.1 Administration. The Administrator, which for the purpose of this Award shall be the Committee, shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2 Option Not Transferable. The Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares subject to the Option have been issued upon exercise, and all restrictions applicable to such Shares have lapsed. No Option or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the Option may be transferred to Permitted Transferees, pursuant to such conditions and procedures the Administrator may require.

Section 3.3 Adjustments. The Administrator may accelerate the vesting or exercisability of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option and the Shares subject to the Option are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or similar foreign entity.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement, are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be

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administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement, shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of Participant.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Company Group Member or shall interfere with or restrict in any way the rights of any Company Group Member, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent (i) expressly provided otherwise in a written agreement between a Company Group Member and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 No Obligation to Exercise the Option. The grant and acceptance of the Option imposes no obligation on Participant to exercise the Option.

Section 3.14 Section 409A. The intent of the parties is that the payments and benefits under this Agreement comply with or be exempt from Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. The Company makes no warranties regarding the treatment of this award under Section 409A, and the Participant is entirely responsible for any penalties arising with respect to Section 409A.

Section 3.15 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

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Section 3.16 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option. The value of the Option is an extraordinary item of compensation outside the scope of Participant’s normal compensation rights, if any. As such, for avoidance of doubt, the Option is not part of normal or expected compensation for purposes of calculating any payments due to severance, resignation, redundancy, end of service, bonuses, long-service awards, pensions or retirement benefits or similar payments. The grant of the Option under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of the Option or other Awards under the Plan in the future.

Section 3.17 Counterparts; Headings. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

Section 3.18 Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting this Agreement, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 3.19 Forfeiture and Claw-Back Provisions. Notwithstanding any other provision of this Agreement, the Option (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Administrator or required by Applicable Law, be subject to the provisions of any claw-back policy implemented by the Company or otherwise required by Applicable Law, whether or not such claw-back policy was in place at the Grant Date and whether or not the Option is vested or has been exercised.

Section 3.20 Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

Section 3.21 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired upon exercise of the Option if such disposition or transfer is made (a) within two years from the Grant Date or (b) within one year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

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